Exhibit 4.27(a)
Execution Version

SUPPLEMENTAL INDENTURE
dated as of April 22 2024,

among

SEAGATE HDD CAYMAN,

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

and

The Guarantors Party Hereto

8.25% Senior Notes due 2029

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is entered into as of April 22, 2024, among SEAGATE HDD CAYMAN, an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”), SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY, a public limited company organized under the laws of Ireland (the “Undersigned”), SEAGATE TECHNOLOGY UNLIMITED COMPANY, an unlimited company incorporated under the laws of Ireland (f/k/a Seagate Technology public limited company) (“STU”), and Computershare Trust Company, National Association, a national banking association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors and the Trustee entered into the Indenture, dated as of May 30, 2023 (the “Indenture”), relating to the Company’s 8.25% Senior Notes due 2029 (the “Notes”);
WHEREAS, STU, as a Guarantor of the Notes, has informed the Trustee that STU, pursuant to a capital reduction, intends to transfer to the Undersigned (the “ST Share Transfer”) 100% of the Capital Stock of Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands, which constitutes substantially all of the properties and assets of STU;
WHEREAS, Section 5.02 of the Indenture permits any Guarantor to convey or transfer all or substantially all of the properties and assets of such Guarantor to another Person, so long as, amongst other conditions set forth therein, the Successor Guarantor thereto expressly assumes, by an indenture supplemental to the Indenture, all of the obligations of such transferring Guarantor under the Notes, its Guarantee, the Indenture, and the Registration Rights Agreement;
WHEREAS, in accordance with the foregoing and Section 5.02 of the Indenture, concurrently with the ST Share Transfer, the Undersigned is entering into this Supplemental Indenture to expressly assume all of the obligations of STU under the Notes, its Guarantee, the Indenture, and the Registration Rights Agreement; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Undersigned, the Company, STU, and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.
2.Guarantee. Without duplication of the Guarantee of the Notes provided by the Undersigned as in effect prior to the date hereof, the Undersigned hereby agrees to assume all of the obligations of STU under the Notes, its Guarantee, the Indenture, and the Registration Rights Agreement. The Undersigned agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements as follows:
a.Subject to the provisions of this Supplemental Indenture, the Undersigned hereby irrevocably and unconditionally guarantees on an unsecured unsubordinated basis, the full and punctual payment (whether at stated maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration, or otherwise) of the principal of, interest on and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture in respect of the Notes. Upon failure by the Company to pay punctually any such amount, the Undersigned shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.
b.The obligations of the Undersigned hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:
1.any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;
2.any modification or amendment of or supplement to the Indenture or any Note;
3.any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;
4.the existence of any claim, set-off or other rights which the Undersigned may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
5.any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or
6.any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Undersigned’s obligations hereunder.
c.Except as otherwise provided in the Indenture, the Undersigned’s obligations hereunder will remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Undersigned’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

d.The Undersigned irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
e.Upon making any payment with respect to any obligation of the Company under this Article, the Undersigned will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Undersigned may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
f.If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Undersigned hereunder forthwith on demand by the Trustee or the Holders.
g.Notwithstanding anything to the contrary in this Supplemental Indenture, the Undersigned, and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of the Undersigned not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Undersigned irrevocably agree that the obligations of the Undersigned under its Note Guarantee are limited to the maximum amount that would not render the Undersigned’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.
3.Enforceability. The execution of this Supplemental Indenture shall constitute a legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against it in accordance with its terms.
4.Notation not Required. Neither the Company nor the Undersigned shall be required to make a notation on the Securities to reflect the Note Guarantee or any release, termination or discharge thereof.
5.Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.
6.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic signature, or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by electronic signature, facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National

Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
7.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Undersigned, the Company and the Guarantors.
9.Successors. All agreements of the Undersigned in the Indenture, this Supplemental Indenture and the Note Guarantee shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
10.No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.
11.Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Undersigned therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Undersigned in any case shall entitle the Undersigned to any other or further notice or demand in the same, similar or other circumstance.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
SEAGATE HDD CAYMAN
By: /s/ Gianluca Romano
Name:     Gianluca Romano
Title:     Chief Financial Officer
SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
By: /s/ Gianluca Romano
Name:     Gianluca Romano
Title:     Chief Financial Officer
SEAGATE TECHNOLOGY UNLIMITED COMPANY
By: /s/ Gianluca Romano
Name:     Gianluca Romano
Title:    Authorised Signatory

COMPUTERSHARE TRUST COMPANY,
NATIONAL ASSOCIATION,
as Trustee
By: /s/ Scott Little
Name:    Scott Little
Title:    Vice President